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CUSIP NO. 70159Q104                 13G                        PAGE 8 OF 9 PAGES
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                          EXHIBIT 1 TO SCHEDULE 13G

                                JUNE 27, 1997


         MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., MORGAN STANLEY ASSET MANAGEMENT INC., and MORGAN STANLEY INSTITUTIONAL FUND INC.-U.S. REAL ESTATE PORTFOLIO hereby agree that unless differentiated, this
         Schedule 13G is filed on behalf of each of the parties.

         MORGAN STANLEY INSTITUTIONAL FUND INC.-U.S. REAL ESTATE PORTFOLIO


     BY: /s/ Harold J. Schaaff
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         Harold J. Schaaff/  Vice President


         MORGAN STANLEY ASSET MANAGEMENT INC.


     BY: /s/ Donald P. Ryan
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         Donald P. Ryan/  Vice President  Morgan Stanley Asset Management Inc.


         MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.


     BY: /s/ Bruce Bromberg
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         Bruce Bromberg/ Morgan Stanley & Co., Incorporated